EXHIBIT 99.1

NEWS RELEASE

For More Information Contact:	For Release - January 18, 2011
Chris Reid, Vice President and Director of Investor Relations, (713) 507-2873 Media: Graham Painter, Executive Vice President and Director of Corporate Communication, (713) 507-2770

STERLING BANCSHARES REPORTS FOURTH QUARTER 2010 RESULTS

HOUSTON, TX, January 18, 2011 – Sterling Bancshares, Inc. (Nasdaq: SBIB) today reported net income of $1.9 million, or $0.02 per diluted common share, for the fourth quarter ended December 31, 2010, as compared to net income of $4.5 million, or $0.04 per diluted common share, for the third quarter of 2010.

Net income for the year ended December 31, 2010, was $704 thousand, or $0.01 per diluted common share, compared to a net loss of $13 million for 2009.  Net loss applicable to common shareholders for the year ended December 31, 2009, was $22.3 million, or $0.28 per diluted common share, which included total preferred dividends of $9.3 million, or $0.12 per diluted common share.

Key items and metrics include the following:

•	Total nonperforming loans decreased $30.5 million, or 19% over the prior quarter;
•	Real estate acquired by foreclosure increased $22.5 million due to work out efforts on problem loans;
•	Period-end allowance for loan losses to period-end loans was 2.80% at December 31, 2010, compared to 2.81% at September 30, 2010;
•	Annual deposit growth of $162 million or 4%; and
•	Tangible capital ratio was 8.77% and all regulatory capital ratios were in excess of those considered to be well-capitalized at December 31, 2010.

At December 31, 2010, total loans were $2.8 billion, a decrease of $490 million or 15.1% compared to December 31, 2009.  This decrease was due primarily to reductions in commercial real estate and construction and development loans of $157 million and $140 million, respectively, resulting from the Company’s decision to reduce exposure to these loan categories.  The remaining decrease in loans was related to commercial and industrial loans which were impacted by reductions in the energy lending portfolio of approximately $100 million and continued low loan demand.

At December 31, 2010, total deposits were $4.3 billion, an increase of $162 million or 4.0% compared to December 31, 2009.  Noninterest-bearing deposits increased $178 million or 15.6% for December 31, 2010, compared to December 31, 2009.   Due to continued growth in core deposits during 2010, the Company was able to reduce higher-cost certificates of deposit by $150 million for the year.

Overall credit quality improved during the fourth quarter of 2010 with total nonperforming assets decreasing $8.1 million to $170 million at December 31, 2010, including a decrease in nonperforming loans of $30.5 million.  Foreclosed assets increased $22.5 million on a linked-quarter basis due to problem loans transitioning into this category.  Potential problem loans were $166 million at December 31, 2010, a decrease of $3.2 million over the prior quarter.

Sterling Bancshares, Inc., News Release
January 18, 2011

At December 31, 2010, the total allowance for loan losses was $77.1 million or 2.80% of period-end total loans, down from $80.8 million or 2.81% of period-end total loans at September 30, 2010, and up from $74.7 million or 2.30% of period-end total loans at December 31, 2009.

Net charge-offs for the fourth quarter of 2010 were $9.7 million or 1.36% of average total loans, compared to $7.4 million or 1.01% of average total loans for the third quarter of 2010.  Net charge-offs for the year ended December 31, 2010, were $44.5 million or 1.48% of average total loans, down from $60.9 million or 1.72% for 2009.

Tax-equivalent net interest income for the fourth quarter of 2010 was $40.1 million, down $2.5 million on a linked-quarter basis. Tax-equivalent net interest margin was 3.39% for the fourth quarter of 2010, down 29 basis points from 3.68% for the third quarter of 2010.  Net interest income and margin during the fourth quarter of 2010 were negatively impacted by a decrease in average loans and a reduction in interest income from the interest rate hedge that was fully amortized during the third quarter of 2010.

Noninterest income for the fourth quarter of 2010 was $8.9 million, an increase of $3.4 million compared to the same period in 2009.  The fourth quarter of 2009 was negatively impacted by $1.6 million in losses on sale of loans classified as held for sale and $1.8 million of losses on the sale of securities. Noninterest income was $33.4 million for 2010, a decrease of $2.5 million compared to 2009. This decrease was primarily related to gains from interest rate hedge ineffectiveness recorded in 2009.

Total noninterest expense for the fourth quarter of 2010 was $41.5 million, an increase of $2.0 million compared to the same period in 2009.  The increase in noninterest expense was primarily due to an increase in professional fees of $937 thousand and FDIC assessments of $811 thousand. Noninterest expense was $159 million for 2010, a decrease of $4.1 million compared to 2009 which was primarily related to reductions in salary and benefits of $5.3 million.

As of December 31, 2010, Sterling had total assets of $5.2 billion, total loans of $2.8 billion and total deposits of $4.3 billion.  Shareholders’ equity of $622 million at December 31, 2010, was 11.98% of total assets.  Book value per common share at period-end was $6.10.

Additional Information
Management of Sterling will not be hosting a conference call.  For more financial information on Sterling refer to the Investor Relations section of the Company’s web site at www.banksterling.com.  The previous conference call scheduled for January 26, 2011, will no longer take place.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control, that could cause results to differ significantly from expectations including:  adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; any adjustments to the Company’s final reviews by the Company’s independent registered public accounting firm; the ability to maintain or improve origination volumes; competitive influences on product pricing; the ability to integrate acquisitions and realize expected cost savings and revenue enhancements; effects of changes in interest rates on net interest margin; and changes in federal and state regulations and laws.  Additional factors can be found in the Company's 2009 Annual Report on Form 10-K which has been filed with the Securities and Exchange Commission and is available at the Securities and Exchange Commission’s web site (www.sec.gov).

Sterling Bancshares, Inc., News Release
January 18, 2011

About Sterling Bancshares
Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.2 billion, which operates 57 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.  For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,
	2010	2010	2009	2010	2009
Profitability
Net income (loss)	$1,901	$4,455	$1,736	$704	$(12,974)
Net income (loss) applicable to common shareholders	$1,901	$4,455	$1,736	$704	$(22,316)

Earnings (loss) per common share (1)
Basic	$0.02	$0.04	$0.02	$0.01	$(0.28)
Diluted	$0.02	$0.04	$0.02	$0.01	$(0.28)

Return on average common equity (2)	1.20%	2.80%	1.24%	0.11%	(4.01)%
Return on average assets (2)	0.15%	0.35%	0.14%	0.01%	(0.26)%

Tax equivalent net interest margin (3)	3.39%	3.68%	4.11%	3.70%	4.22%

Efficiency Ratio (4):
Consolidated	84.49%	72.53%	70.60%	77.93%	69.17%
Sterling Bank	80.60%	70.74%	67.64%	75.27%	66.97%

Liquidity and Capital Ratios
Average loans to average deposits	67.16%	71.63%	80.29%	72.63%	88.83%
Period-end stockholders' equity to total assets	11.98%	12.44%	10.95%	11.98%	10.95%
Average stockholders' equity to average assets	12.28%	12.53%	11.12%	12.19%	11.92%
Period-end tangible capital to total tangible assets	8.77%	9.13%	7.48%	8.77%	7.48%
Tier 1 capital to risk-weighted assets	15.43%	15.23%	11.61%	15.43%	11.61%
Total capital to risk-weighted assets	18.10%	17.88%	14.41%	18.10%	14.41%
Tier 1 leverage ratio (Tier 1 capital to average assets)	10.32%	10.53%	8.89%	10.32%	8.89%

Other Data
Shares used in computing earnings (loss) per common share
Basic shares	101,967	101,934	81,771	98,617	78,696
Diluted shares	102,331	102,212	82,019	98,827	78,696
End of period common shares outstanding	101,984	101,952	81,853	101,984	81,853

Book value per common share at period-end	$6.10	$6.15	$6.60	$6.10	$6.60
Cash dividends paid per common share	$0.015	$0.015	$0.015	$0.060	$0.180
Common stock dividend payout ratio	80.53%	34.35%	70.74%	827.32%	(106.36)%
Full-time equivalent employees	946	986	1,012	946	1,012
Number of banking centers	57	56	58	57	58

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)
Page 5

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
ASSETS
Cash and cash equivalents	$502,894	$366,590	$359,388	$361,199	$246,215
Available-for-sale securities, at fair value	1,287,555	1,169,519	1,069,964	920,082	846,216
Held-to-maturity securities, at amortized cost	265,080	280,215	280,658	267,503	222,845

Loans held for sale	2,691	7,123	6,509	18,055	11,778
Loans held for investment	2,752,349	2,862,952	2,992,370	3,096,261	3,233,273
Total loans	2,755,040	2,870,075	2,998,879	3,114,316	3,245,051
Allowance for loan losses	(77,141)	(80,754)	(80,983)	(76,646)	(74,732)
Loans, net	2,677,899	2,789,321	2,917,896	3,037,670	3,170,319

Premises and equipment, net	49,421	48,507	47,812	47,396	48,816
Real estate acquired by foreclosure	37,064	14,571	18,151	17,282	16,763
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	9,477	10,004	10,540	11,077	11,626
Accrued interest receivable	14,673	14,356	14,951	15,462	16,502
Other assets	174,680	173,328	183,429	192,498	184,536
TOTAL ASSETS	$5,191,953	$5,039,621	$5,075,999	$5,043,379	$4,937,048

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,322,492	$1,248,321	$1,266,781	$1,167,602	$1,144,133
Interest-bearing demand	2,138,822	2,014,207	1,962,854	2,031,399	2,004,539
Certificates and other time deposits	796,116	840,683	921,495	925,427	946,279
Total deposits	4,257,430	4,103,211	4,151,130	4,124,428	4,094,951
Other borrowed funds	112,202	106,546	100,770	99,012	97,245
Subordinated debt	78,059	78,624	78,247	77,737	77,338
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	39,604	41,704	38,722	39,944	44,247
Total liabilities	4,570,029	4,412,819	4,451,603	4,423,855	4,396,515

COMMITMENTS AND CONTINGENCIES	—	—	—	—	—

SHAREHOLDERS' EQUITY
Common stock	103,852	103,820	103,795	103,745	83,721
Capital surplus	239,940	238,536	238,186	237,439	170,848
Retained earnings	290,800	290,429	287,503	288,436	295,909
Treasury stock	(21,399)	(21,399)	(21,399)	(21,399)	(21,399)
Accumulated other comprehensive income, net of tax	8,731	15,416	16,311	11,303	11,454
Total shareholders' equity	621,924	626,802	624,396	619,524	540,533
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,191,953	$5,039,621	$5,075,999	$5,043,379	$4,937,048

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)
Page 6

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009
Interest income:
Loans, including fees	$37,003	$40,153	$42,087	$43,649	$46,876	$162,892	$201,225
Securities:
Taxable	9,342	9,841	9,602	9,117	9,758	37,902	36,417
Non-taxable	1,028	1,013	915	925	929	3,881	3,616
Deposits in financial institutions	258	157	231	115	90	761	154
Other interest-earning assets	2	1	3	1	19	7	80
Total interest income	47,633	51,165	52,838	53,807	57,672	205,443	241,492

Interest expense:
Demand and savings deposits	3,158	3,583	4,319	4,212	4,243	15,272	16,024
Certificates and other time deposits	2,328	2,823	3,159	3,352	4,577	11,662	24,051
Other borrowed funds	781	784	768	448	314	2,781	1,897
Subordinated debt	714	747	705	687	713	2,853	3,325
Junior subordinated debt	1,043	1,071	1,040	1,028	1,045	4,182	4,486
Total interest expense	8,024	9,008	9,991	9,727	10,892	36,750	49,783
Net interest income	39,609	42,157	42,847	44,080	46,780	168,693	191,709
Provision for credit losses	5,250	7,716	9,336	22,936	11,000	45,238	87,631
Net interest income after provision for credit losses	34,359	34,441	33,511	21,144	35,780	123,455	104,078

Noninterest income:
Customer service fees	3,569	3,728	3,591	3,488	3,722	14,376	15,431
Net gain (loss) on securities	(136)	43	17	20	(1,823)	(56)	(1,806)
Wealth management fees	1,997	1,733	2,102	2,098	2,049	7,930	7,953
Other	3,447	3,986	2,815	931	1,543	11,179	14,317
Total noninterest income	8,877	9,490	8,525	6,537	5,491	33,429	35,895

Noninterest expense:
Salaries and employee benefits	19,933	20,722	20,453	20,503	19,496	81,611	86,930
Occupancy	6,083	5,566	5,709	5,790	5,822	23,148	23,826
Technology	2,176	2,267	2,332	2,417	2,375	9,192	9,850
Professional fees	2,220	1,452	1,372	2,005	1,283	7,049	4,702
Postage, delivery and supplies	606	661	719	708	685	2,694	2,866
Marketing	216	198	271	269	443	954	1,930
Core deposits and other intangibles amortization	527	537	537	549	552	2,150	2,247
Acquisition costs	—	—	—	—	980	—	1,134
FDIC insurance assessments	2,667	2,478	2,438	2,547	1,856	10,130	8,830
Other	7,076	3,899	6,975	4,165	5,998	22,115	20,869
Total noninterest expense	41,504	37,780	40,806	38,953	39,490	159,043	163,184

Income (loss) before income taxes	1,732	6,151	1,230	(11,272)	1,781	(2,159)	(23,211)
Income tax provision (benefit)	(169)	1,696	634	(5,024)	45	(2,863)	(10,237)
Net income (loss)	$1,901	$4,455	$596	$(6,248)	$1,736	$704	$(12,974)
Preferred stock dividends	—	—	—	—	—	—	9,342
Net income (loss) applicable to common shareholders	$1,901	$4,455	$596	$(6,248)	$1,736	$704	$(22,316)

Earnings (loss) per common share (1):
Basic	$0.02	$0.04	$0.01	$(0.07)	$0.02	$0.01	$(0.28)
Diluted	$0.02	$0.04	$0.01	$(0.07)	$0.02	$0.01	$(0.28)

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 7

	Quarter Ended
	Dec. 31,			Sep. 30,
	2010			2010
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$6,728	$36	2.15%	$5,390	$28	2.06%
Loans held for investment:
Taxable	2,807,348	36,967	5.22%	2,930,124	40,122	5.43%
Non-taxable (3)	75	1	6.61%	295	4	5.52%
Securities:
Taxable	1,348,061	9,342	2.75%	1,286,050	9,841	3.04%
Non-taxable (3)	112,733	1,527	5.37%	112,188	1,497	5.30%
Deposits in financial institutions	416,917	258	0.25%	260,167	157	0.24%
Other interest-earning assets	4,859	2	0.14%	566	1	0.84%
Total interest-earning assets	4,696,721	48,133	4.07%	4,594,780	51,650	4.46%
Noninterest-earning assets	435,743			438,522
Total Assets	$5,132,464			$5,033,302

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$2,069,470	$3,158	0.61%	$2,003,914	$3,583	0.71%
Certificates and other time	827,574	2,328	1.12%	870,041	2,823	1.29%
Other borrowed funds	108,810	781	2.85%	103,902	784	2.99%
Subordinated debt	78,517	714	3.61%	78,472	747	3.78%
Junior subordinated debt	82,734	1,043	5.00%	82,734	1,071	5.14%
Total interest-bearing liabilities	3,167,105	8,024	1.01%	3,139,063	9,008	1.12%
Noninterest-bearing sources:
Noninterest-bearing liabilities	1,335,051			1,263,481
Shareholders' equity	630,308			630,758
Total Liabilities and Shareholders' Equity	$5,132,464			$5,033,302

Tax Equivalent Net Interest Income and Margin (3)		40,109	3.39%		42,642	3.68%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		1			1
Securities		499			484
Total tax equivalent adjustment		500			485
Net Interest Income		$39,609			$42,157

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 8

	Year Ended
	2010			2009
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-Earning Assets:
Loans held for sale	$9,256	$165	1.79%	$11,335	$156	1.37%
Loans held for investment:
Taxable	2,986,519	162,643	5.45%	3,532,002	200,860	5.69%
Non-taxable (3)	2,347	124	5.28%	5,089	306	6.01%
Securities:
Taxable	1,191,352	37,902	3.18%	820,887	36,417	4.44%
Non-taxable (3)	106,685	5,733	5.37%	98,278	5,262	5.35%
Deposits in financial institutions	308,882	761	0.25%	86,673	154	0.18%
Other interest-earning assets	2,174	7	0.33%	28,703	80	0.28%
Total interest-earning assets	4,607,215	207,335	4.50%	4,582,967	243,235	5.31%
Noninterest-earning assets	440,708			421,964
Total Assets	$5,047,923			$5,004,931

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$2,023,670	$15,272	0.75%	$1,757,305	$16,024	0.91%
Certificates and other time	888,939	11,662	1.31%	1,105,055	24,051	2.18%
Other borrowed funds	103,419	2,781	2.69%	207,766	1,897	0.91%
Subordinated debt	78,139	2,853	3.65%	77,643	3,325	4.28%
Junior subordinated debt	82,734	4,182	5.05%	82,734	4,486	5.42%
Total interest-bearing liabilities	3,176,901	36,750	1.16%	3,230,503	49,783	1.54%

Noninterest-bearing sources:
Noninterest-bearing liabilities	1,255,896			1,177,999
Shareholders' equity	615,126			596,429
Total Liabilities and Shareholders' Equity	$5,047,923			$5,004,931

Tax Equivalent Net Interest Income and Margin (3)		170,585	3.70%		193,452	4.22%

Non-GAAP to GAAP Reconciliation:
Tax Equivalent Adjustment:
Loans		40			97
Securities		1,852			1,646
Total tax equivalent adjustment		1,892			1,743
Net Interest Income		$168,693			$191,709

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 9

	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Condensed Average Balance Sheet
Loans held for sale	$6,728	$5,390	$11,454	$13,572	$38,844
Loans held for investment	2,807,423	2,930,419	3,041,030	3,181,345	3,262,525
Total loans	2,814,151	2,935,809	3,052,484	3,194,917	3,301,369
Available-for-sale securities, at fair value	1,188,610	1,113,780	953,742	860,466	897,733
Held-to-maturity securities, at amortized cost	272,184	284,458	271,967	241,894	168,940
Deposits in financial institutions	416,917	260,167	362,429	194,104	163,195
Other interest-earning assets	4,859	566	840	2,418	26,825
Total interest-earning assets	4,696,721	4,594,780	4,641,462	4,493,799	4,558,062
Goodwill	173,210	173,210	173,210	173,210	173,210
Core deposits and other intangibles, net	9,732	10,262	10,800	11,340	11,890
All other noninterest-earning assets	252,801	255,050	260,923	259,198	236,710
Total assets	$5,132,464	$5,033,302	$5,086,395	$4,937,547	$4,979,872

Noninterest-bearing demand	$1,293,021	$1,224,402	$1,197,400	$1,144,754	$1,158,023
Interest-bearing deposits:
Interest-bearing demand	2,069,470	2,003,914	2,027,133	1,993,546	1,946,308
Jumbo certificates of deposit	509,458	539,094	582,727	549,723	576,984
Regular certificates of deposit	220,615	227,490	233,592	241,649	264,388
Brokered certificates of deposit	97,501	103,457	118,622	133,101	166,319
Total deposits	4,190,065	4,098,357	4,159,474	4,062,773	4,112,022
Other borrowed funds	108,810	103,902	100,976	99,884	107,211
Subordinated debt	78,517	78,472	77,831	77,724	77,824
Junior subordinated debt	82,734	82,734	82,734	82,734	82,734
Accrued interest payable and other liabilities	42,030	39,079	40,952	40,216	46,348
Total liabilities	4,502,156	4,402,544	4,461,967	4,363,331	4,426,139
Total shareholders' equity	630,308	630,758	624,428	574,216	553,733
Total liabilities and shareholders' equity	$5,132,464	$5,033,302	$5,086,395	$4,937,547	$4,979,872

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009
Period-end Loans:
Loans held for sale	$2,691	$7,123	$6,509	$18,055	$11,778
Loans held for investment:
Commercial and industrial	623,487	597,205	658,141	697,998	806,542
Real Estate:
Commercial	1,511,846	1,590,081	1,632,213	1,672,562	1,669,118
Construction and development	220,076	268,691	310,689	330,855	360,444
Residential mortgage	354,310	362,404	343,894	346,400	344,838
Consumer/other	42,630	44,571	47,433	48,446	52,331
Loans held for investment	2,752,349	2,862,952	2,992,370	3,096,261	3,233,273
Total period-end loans	$2,755,040	$2,870,075	$2,998,879	$3,114,316	$3,245,051

Period-End Deposits:
Noninterest-bearing demand	$1,322,492	$1,248,321	$1,266,781	$1,167,602	$1,144,133
Interest-bearing demand	2,138,822	2,014,207	1,962,854	2,031,399	2,004,539
Certificates and other time deposits:
Jumbo	487,037	512,178	587,377	560,093	549,588
Regular	215,867	224,290	231,404	234,010	252,682
Brokered	93,212	104,215	102,714	131,324	144,009
Total period-end deposits	$4,257,430	$4,103,211	$4,151,130	$4,124,428	$4,094,951

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)
Page 10

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2010	2010	2010	2010	2009	2010	2009
Allowance For Credit Losses
Allowance for loan losses at beginning of period	$80,754	$80,983	$76,646	$74,732	$70,059	$74,732	$49,177
Charge-offs:
Commercial, financial and industrial	1,845	1,034	1,687	1,968	1,536	6,534	22,068
Real estate, mortgage and construction	8,535	7,314	5,786	20,214	5,448	41,849	40,253
Consumer	323	285	205	262	477	1,075	1,589
Total Charge-offs	10,703	8,633	7,678	22,444	7,461	49,458	63,910
Recoveries:
Commercial, financial and industrial	342	481	433	483	536	1,739	1,713
Real estate, mortgage and construction	631	633	845	821	488	2,930	789
Consumer	67	72	51	118	110	308	530
Total Recoveries	1,040	1,186	1,329	1,422	1,134	4,977	3,032
Net charge-offs	9,663	7,447	6,349	21,022	6,327	44,481	60,878
Provision for loan losses	6,050	7,218	10,686	22,936	11,000	46,890	86,433
Allowance for loan losses at end of period	$77,141	$80,754	$80,983	$76,646	$74,732	$77,141	$74,732

Allowance for unfunded loan commitments at beginning of period	$2,000	$1,502	$2,852	$2,852	$2,852	$2,852	$1,654
Provision for losses on unfunded loan commitments	(800)	498	(1,350)	—	—	(1,652)	1,198
Allowance for unfunded loan commitments at end of period	1,200	2,000	1,502	2,852	2,852	1,200	2,852
Total allowance for credit losses	$78,341	$82,754	$82,485	$79,498	$77,584	$78,341	$77,584

Nonperforming Assets
Nonperforming loans:
Loans held for sale	$—	$1,665	$3,491	$10,883	$9,896	$—	$9,896
Loans held for investment	133,264	162,096	162,669	125,025	92,668	133,264	92,668
Real estate acquired by foreclosure	37,064	14,571	18,151	17,282	16,763	37,064	16,763
Other repossessed assets	3	50	20	60	38	3	38
Total nonperforming assets	$170,331	$178,382	$184,331	$153,250	$119,365	$170,331	$119,365

Restructured loans - accruing	$27,699	$17,495	$15,001	$10,675	$69,857	$27,699	$69,857

Potential problem loans	$166,442	$169,646	$142,123	$172,020	$187,513	$166,442	$187,513

Accruing loans 30 to 89 days past due	$23,680	$16,234	$19,307	$46,410	$34,243	$23,680	$34,243

Accruing loans past due 90 days or more	$507	$953	$441	$306	$41	$507	$41

Ratios
Period-end allowance for credit losses to period-end loans	2.84%	2.88%	2.75%	2.55%	2.39%	2.84%	2.39%
Period-end allowance for loan losses to period-end loans	2.80%	2.81%	2.70%	2.46%	2.30%	2.80%	2.30%
Period-end allowance for loan losses to nonperforming loans	57.89%	49.31%	48.74%	56.40%	72.86%	57.89%	72.86%
Nonperforming loans to period-end loans	4.84%	5.71%	5.54%	4.36%	3.16%	4.84%	3.16%
Nonperforming assets to period-end assets	3.28%	3.54%	3.63%	3.04%	2.42%	3.28%	2.42%
Net charge-offs to average loans (2)	1.36%	1.01%	0.83%	2.67%	0.76%	1.48%	1.72%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)
Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year.  Thus, the sum for all quarters does not necessarily equal the full period earnings per share.

(2)	Interim periods annualized.

(3)
Taxable-equivalent basis assuming a 35% tax rate.  The Company presents net interest income on a tax-equivalent basis.  Accordingly, net interest income from tax-exempt securities and loans is presented in the net interest income results on a basis comparable to taxable securities and loans.  This non-GAAP financial measure allows management to assess the comparability of net interest income arising from both taxable and tax-exempt sources.

(4)
The efficiency ratio is calculated by dividing noninterest expense less acquisition costs and a one-time severance charge by tax equivalent basis net interest income plus noninterest income less net gain (loss) on investment securities.